Exhibit 10.32

Amendment No. 5

to the

License Agreement dated 13th of June 2000 (the

“Agreement”)

by and between

Antares Pharma IPL AG

Zug, Switzerland

as Licensor

(formerly known as Permatec Technologie AG)

and

BioSante Pharmaceuticals, Inc.

Lincolnshire, IL, U.S.A.

as Licensee

WHEREAS, Antares Pharma IPL AG, Zug, Switzerland (“Antares”) and BioSante Pharmaceuticals, Inc., Lincolnshire, Illinois (“BioSante”) have previously entered into a License Agreement dated June 13, 2000 (“Agreement”), regarding the grant of a license with the right to sublicense specified products, as well as a Supply Agreement of the same date;

WHEREAS, Antares and BioSante have also entered into a series of four amendatory agreements subsequent to June 13, 2000, each of which has made specified amendments to the terms of the Agreement, as follows: Amendment No. 1, dated May 20, 2001; Amendment No. 2, dated July 5, 2001; Amendment No. 3, dated August 30, 2001; and Amendment No. 4, August 8, 2002;

WHEREAS, Antares and BioSante each acknowledge that Antares and BioSante have identified issues involving interpretation of the Agreement and the amendatory agreements regarding which they disagree, specifically as to the appropriate timing of the milestone payment provided for in paragraph 3.3.3 of the Agreement, as modified by section 1-4(B) of Amendment No. 4, and the agreed geographical location of product development activities; and

WHEREAS, Antares and BioSante each desire to resolve their differences without acknowledging the accuracy or validity of the assertions of the other, except as may be set forth herein, and desire to continue their business relationship subject to some altered terms;

NOW THEREFORE, Antares and BioSante hereby agree pursuant to this Amendment No. 5 to the License Agreement dated 13th of June 2000 (“Amendment No. 5”) to amend the Agreement as follows:

A.            MILESTONE

In order to perform its obligations under paragraph 3.3.3 of the Agreement, as modified by paragraph 1-4(B) of Amendment No. 4, Antares and BioSante agree that BioSante shall pay

(1)           the sum of Two Hundred Thousand Dollars (USD 200,000), upon execution of this Amendment No. 5; and

(2)           an additional Three Hundred Thousand Dollars (USD 300,000) upon the start of a clinical trial of E2-Neta Combi Gel in the USA or upon filing of a New Drug Application with the US Food and Drug Administration for E2-NETA Combi Gel by Solvay Pharmaceuticals, whichever occurs first.

The Parties agree and acknowledge that the above sums are in full and complete performance of the obligations in paragraph 3.3.3 of the Agreement, as modified by paragraph 1-4(B) of Amendment No. 4, and in full and complete settlement and resolution of their differences with respect to such paragraphs, and that payment of such sums are in addition to and different than payment of any other sums provided for in the Agreement and any of the four prior amendments to it.

B.            GEOGRAPHY OF DEVELOPMENT ACTIVITIES

In order to resolve the Parties’ disagreement regarding the proper geographical location of development activities for defined Products:

(1)           BioSante hereby acknowledges and agrees that its license from Antares regarding E2-Neta Combi Gel includes marketing rights only in the United States and Canada, and regarding other Products, only in countries specifically enumerated in the Agreement and/or one or more of the amendments to it, and hereby reaffirms that it has no intention of undertaking or sublicensing development activities for any purposes other than achieving regulatory approval and making subsequent sales and undertaking related support activities in the countries with respect to which it has received such licenses from Antares; and

(2)           Antares and BioSante hereby acknowledge and agree that, under the terms of the Agreement and the five amendments to it, activities constituting Development of any Product may be undertaken in any geographical location inside or outside the agreed and defined Territory for such Product, whether undertaken by BioSante or its sublicensee Solvay Pharmaceuticals regarding E2-Neta Combi Gel, or any other sublicensee regarding any other Product, or any future sublicensee, assignee or designee.  The choices of location of such activities are in the sole discretion of BioSante, Solvay or its assignee or designee, and such entities will not, by virtue of their choice of location alone, be considered to be in breach of the Agreement or any amendment to it.  As in section B(1) above, it is acknowledged that all such activity will be directed toward achieving regulatory approval and making subsequent sales and undertaking related support activities in the territories in which BioSante, its current or future sub licensees, or any future sub licensees, designees or assignees have rights to the Products as specified in the Agreement and all amendments.

C.            MISCELLANEOUS

The parties agree that the Agreement shall, except for and in due incorporation of the amendments agreed upon in Amendment No. 1, dated May 20, 2001; Amendment No. 2, dated July 5, 2001; Amendment No. 3, dated August 30, 2001; Amendment No. 4, dated August 8, 2002, and this Amendment No. 5, remain in full force and effect and is not otherwise changed, altered or amended.

IN WITNESSETH WHEREOF, the Parties have duly executed this Amendment effective as of the 30th day of December, 2002.

Antares Pharma IPL AG

PA	12/30/02	/s/ Roger G. Harrison
Place and Date		By:	Roger G. Harrison
		Its:	President and CEO

BioSante Pharmaceuticals, Inc.

Lincolnshire, IL	12/27/02	/s/ Stephen M. Simes
Place and Date		By:	Stephen M. Simes
		Its:	President and CEO